NEWS RELEASE
Five Below, Inc. Announces Fourth Quarter and Fiscal 2024 Financial Results
Net Sales Increase of 7.8% for Q4 and 10.4% for Fiscal 2024 ex the 53rd week
GAAP Diluted EPS of $3.39 for Q4 and $4.60 for Fiscal 2024
Adjusted Diluted EPS of $3.48 for Q4 and $5.04 for Fiscal 2024

PHILADELPHIA, PA – (March 19, 2025) – Five Below, Inc. (NASDAQ: FIVE) today announced financial results for the fourth quarter and full year of fiscal 2024 ended February 1, 2025. The fourth quarter and full year of fiscal 2023 ended February 3, 2024 contained one additional week ("53rd week"), which represented $48.1 million in net sales and approximately $0.15 in diluted earnings per share.

For the fourth quarter ended February 1, 2025:
•Net sales increased by 4.0% to $1.39 billion from $1.34 billion in the fourth quarter of fiscal 2023 or an increase of 7.8% when excluding the impact of the 53rd week in fiscal 2023; comparable sales decreased by 3.0%.
•The Company opened 22 net new stores and ended the quarter with 1,771 stores in 44 states. This represents an increase in stores of 14.7% from the end of the fourth quarter of fiscal 2023.
•Operating income was $246.8 million compared to $268.4 million in the fourth quarter of fiscal 2023. Adjusted operating income(1) was $253.3 million or a decrease of 1.5% when excluding the impact of the 53rd week in fiscal 2023.
•The effective tax rate was 25.2% compared to 25.8% in the fourth quarter of fiscal 2023.
•Net income was $187.5 million compared to $202.2 million in the fourth quarter of fiscal 2023. Adjusted net income(1) was $192.4 million or a decrease of 0.7% when excluding the impact of the 53rd week in fiscal 2023.
•Diluted income per common share was $3.39 compared to $3.65 in the fourth quarter of fiscal 2023. Adjusted diluted income per common share(1) was $3.48 or a decrease of 0.6% when excluding the impact of the 53rd week in fiscal 2023.
(1) A reconciliation of adjusted gross profit, adjusted operating income, adjusted net income, and adjusted diluted income per common share to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States ("GAAP") is set forth in the schedule accompanying this release. See also “Non-GAAP Information.”

Ken Bull, COO, said “We were pleased to end the year with fourth quarter sales and EPS above our outlook. We entered the holiday period with the goal of showcasing more newness with key trend-right, value product, while also improving our operational execution and in-store experience. We were very encouraged to see early positive results from our teams’ efforts and are excited to build on this in 2025 with Winnie at the helm.”

Winnie Park, CEO, said, “It has been a busy three months at Five Below. We are executing our key strategies around product, value and store experience, and doing so with a sharpened focus on our core customer – the kid and the kid in all of us. We have a unique opportunity to deliver amazing value across a curated assortment featuring consistent newness with simplified pricing. Our focus on affordability and value is not just a strategy; it’s a promise to our customers that Five Below is a place where they can find joy and excitement at WOW prices. This is the true magic of Five Below.”

For the fiscal year ended February 1, 2025:
•Net sales increased by 8.9% to $3.88 billion from $3.56 billion in fiscal 2023 or an increase of 10.4% when excluding the impact of the 53rd week in fiscal 2023; comparable sales decreased by 2.7%.
•The Company opened 227 net new stores compared to 204 net new stores in fiscal 2023.
•Operating income was $323.8 million compared to $385.6 million in fiscal 2023. Adjusted operating income(2) was $356.1 million or a decrease of 4.8% when excluding the impact of the 53rd week in fiscal 2023.
•The effective tax rate was 25.1% compared to 24.9% in fiscal 2023.
•Net income was $253.6 million compared to $301.1 million in fiscal 2023. Adjusted net income(2) was $277.8 million or a decrease of 5.1% when excluding the impact of the 53rd week in fiscal 2023.
•Diluted income per common share was $4.60 compared to $5.41 in fiscal 2023. The benefit from share-based accounting was approximately $0.01 in fiscal 2024 compared to approximately $0.07 in fiscal 2023. Adjusted diluted income per common share(2) was $5.04 or a decrease of 4.2% when excluding the impact of the 53rd week in fiscal 2023.
•The Company repurchased approximately 267,000 shares in fiscal 2024 at a cost of approximately $40.0 million.
(2) A reconciliation of adjusted gross profit, adjusted operating income, adjusted net income, and adjusted diluted income per common share to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States ("GAAP") is set forth in the schedule accompanying this release. See also “Non-GAAP Information."

First Quarter and Fiscal 2025 Outlook:
The Company expects the following results for the first quarter and full year of fiscal 2025. This guidance includes the expected impact of tariffs currently in place.

For the first quarter of Fiscal 2025:
•Net sales are expected to be in the range of $905 million to $925 million based on opening approximately 50 new stores and assuming an approximate flat to 2% increase in comparable sales.
•Net income is expected to be in the range of $25 million to $31 million. Adjusted net income(3) is expected to be in the range of $28 million to $34 million.
•Diluted income per common share is expected to be in the range of $0.44 to $0.55 on approximately 55.3 million diluted weighted average shares outstanding. Adjusted diluted income per common share(3) is expected to be in the range of $0.50 to $0.61.
•This outlook does not include the impact of share repurchases, if any.
(3) Adjusted net income and adjusted diluted income per common share exclude the impact of nonrecurring or non-cash items which includes retention awards, costs incurred with the strategic acquisition of certain leases and on-going execution of the inventory write-off.

For the full year of Fiscal 2025:
•Net sales are expected to be in the range of $4.21 billion to $4.33 billion based on opening approximately 150 new stores and assuming an approximate flat to 3% increase in comparable sales.
•Net income is expected to be in the range of $216 million to $250 million. Adjusted net income(4) is expected to be in the range of $227 million to $261 million.
•Diluted income per common share is expected to be in the range of $3.90 to $4.52 on approximately 55.4 million diluted weighted average shares outstanding. Adjusted diluted income per common share(4) is expected to be in the range of $4.10 to $4.72.
•Gross capital expenditures are expected to be approximately $210 million to $230 million in fiscal 2025.
•This outlook does not include the impact of share repurchases, if any.
(4) Adjusted net income and adjusted diluted income per common share exclude the impact of nonrecurring or non-cash items which includes retention awards, costs incurred with the strategic acquisition of certain leases and on-going execution of the inventory write-off.

Conference Call Information:
A conference call to discuss the financial results for the fourth quarter and full year of fiscal 2024 is scheduled for today, March 19, 2025, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 412-902-6753 approximately 10 minutes prior to the start of the call.

Non-GAAP Information:
This press release includes gross profit, adjusted gross profit, adjusted operating income, adjusted net income, and adjusted diluted income per common share, each is a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures within this filing. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company's business and facilitate a meaningful evaluation of its quarterly and fiscal year 2024 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2023 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this filing. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks related to disruption to the global supply chain, risks related to the Company's strategy and expansion plans, risks related to our ability to attract, retain, and integrate qualified executive talent, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to the inability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, risks related to increased usage of machine learning and other types of artificial intelligence in our business, and challenges with properly managing its use; risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, the availability of suitable new store locations and the dependence on the volume of traffic to our stores, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, including wage rates, risks related to inflation and increasing commodity prices, risks related to potential recessions and systematic failure of the banking system in the United States or globally, risks related to extreme weather, pandemic outbreaks, global political events, war, terrorism or civil unrest (including any resulting store closures, damage, or loss of inventory), risks related to leasing, owning or building distribution centers, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company's merchandise, increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers' payment methods, risks related to domestic and foreign trade restrictions including duties and tariffs affecting our domestic and foreign suppliers and increasing our costs, including, among others, the direct and indirect impact of current and potential tariffs imposed, threatened and proposed by the United States on foreign imports, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards and risks associated with leasing substantial amounts of space. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a leading high-growth value retailer offering trend-right, high-quality products loved by tweens, teens and beyond. We believe life is better when customers are free to "let go & have fun" in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5 and some extreme value items priced beyond $5, Five Below makes it easy to say YES! to the newest, coolest stuff across eight awesome Five Below worlds: Style, Room, Sports, Tech, Create, Party, Candy, and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has approximately 1,800 stores in 44 states. For more information, please visit www.fivebelow.com or find Five Below on Instagram, TikTok, and Facebook @FiveBelow.

Investor Contact:
Five Below, Inc.
Christiane Pelz
Vice President, Investor Relations
215-207-2658
InvestorRelations@fivebelow.com

FIVE BELOW, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	February 1, 2025	February 3, 2024
Assets
Current assets:
Cash and cash equivalents	$331,718	$179,749
Short-term investment securities	197,073	280,339
Inventories	659,500	584,627
Prepaid income taxes and tax receivable	4,649	4,834
Prepaid expenses and other current assets	158,427	153,993
Total current assets	1,351,367	1,203,542
Property and equipment, net	1,261,728	1,134,312
Operating lease assets	1,706,542	1,509,416
Long-term investment securities	—	7,791
Other assets	19,937	16,976
	$4,339,574	$3,872,037

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$—	$—
Accounts payable	260,343	256,275
Income taxes payable	51,998	41,772
Accrued salaries and wages	19,743	30,028
Other accrued expenses	149,495	146,887
Operating lease liabilities	274,863	240,964
Total current liabilities	756,442	715,926
Other long-term liabilities	8,210	6,826
Deferred income taxes	59,891	66,743
Long-term operating lease liabilities	1,706,704	1,497,586
Total liabilities	2,531,247	2,287,081
Shareholders’ equity:
Common stock	549	551
Additional paid-in capital	152,471	182,709
Retained earnings	1,655,307	1,401,696
Total shareholders’ equity	1,808,327	1,584,956
	$4,339,574	$3,872,037

FIVE BELOW, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Net sales	$1,390,885	$1,337,736	$3,876,527	$3,559,369
Cost of goods sold (exclusive of items shown separately below)	831,571	786,122	2,523,865	2,285,544
Selling, general and administrative expenses	267,036	246,078	861,398	757,507
Depreciation and amortization	45,514	37,094	167,447	130,747
Operating income	246,764	268,442	323,817	385,571
Interest income and other income, net	3,996	4,107	14,848	15,530
Income before income taxes	250,760	272,549	338,665	401,101
Income tax expense	63,303	70,350	85,054	99,995
Net income	$187,457	$202,199	$253,611	$301,106
Basic income per common share	$3.41	$3.66	$4.61	$5.43
Diluted income per common share	$3.39	$3.65	$4.60	$5.41
Weighted average shares outstanding:
Basic shares	55,017,992	55,194,999	55,055,064	55,487,252
Diluted shares	55,217,618	55,356,074	55,156,342	55,621,619

FIVE BELOW, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	February 1, 2025	February 3, 2024
Operating activities:
Net income	$253,611	$301,106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	167,447	130,747
Share-based compensation expense	15,589	17,859
Deferred income tax expense	(6,852)	7,592
Other non-cash expenses	1,312	351
Changes in operating assets and liabilities:
Inventories	(74,873)	(56,907)
Prepaid income taxes and tax receivable	185	4,064
Prepaid expenses and other assets	(7,539)	(26,651)
Accounts payable	9,464	35,133
Income taxes payable	10,226	21,844
Accrued salaries and wages	(10,285)	4,608
Operating leases	45,891	51,515
Other accrued expenses	26,472	8,358
Net cash provided by operating activities	430,648	499,619
Investing activities:
Purchases of investment securities and other investments	(192,918)	(416,649)
Sales, maturities, and redemptions of investment securities	283,974	195,364
Capital expenditures	(323,994)	(335,050)
Net cash used in investing activities	(232,938)	(556,335)
Financing activities:
Net proceeds from issuance of common stock	1,079	980
Repurchase and retirement of common stock	(40,213)	(80,541)
Proceeds from exercise of options to purchase common stock and vesting of restricted and performance-based restricted stock units	340	288
Common shares withheld for taxes	(6,947)	(16,586)
Net cash used in financing activities	(45,741)	(95,859)
Net increase (decrease) in cash and cash equivalents	151,969	(152,575)
Cash and cash equivalents at beginning of year	179,749	332,324
Cash and cash equivalents at end of year	$331,718	$179,749

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of gross profit to adjusted gross profit

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Gross profit(5)	$559,314	$551,614	$1,352,662	$1,273,825
Adjustments:
Retention awards(6)	390	—	987	—
Non-recurring inventory write-off	40	—	21,248	—
Cost-optimization initiatives(7)	3,500	—	3,879	—
Adjusted gross profit(8)	$563,244	$551,614	$1,378,776	$1,273,825

Reconciliation of operating income, as reported, to adjusted operating income

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Operating income, as reported	$246,764	$268,442	$323,817	$385,571
Adjustments:
Non-recurring employment-related litigation	—	—	1,976	—
Retention awards(6)	4,996	—	11,574	—
Non-recurring stock compensation benefit	(3,126)	—	(9,243)	—
Non-recurring inventory write-off	267	—	21,475	—
Cost-optimization initiatives(7)	4,430	—	5,974	—
Non-recurring asset disposal	—	—	513	—
Adjusted operating income(8)	$253,330	$268,442	$356,086	$385,571

Reconciliation of net income, as reported, to adjusted net income

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Net income, as reported	$187,457	$202,199	$253,611	$301,106
Adjustments:
Non-recurring employment-related litigation, net of tax	—	—	1,480	—
Retention awards, net of tax(6)	3,735	—	8,668	—
Non-recurring stock compensation benefit, net of tax	(2,337)	—	(6,922)	—
Non-recurring inventory write-off, net of tax	199	—	16,083	—
Cost-optimization initiatives, net of tax(7)	3,312	—	4,474	—
Non-recurring asset disposal, net of tax	—	—	384	—
Adjusted net income(8)	$192,366	$202,199	$277,776	$301,106

Reconciliation of diluted income per common share, as reported, to adjusted diluted income per common share

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Diluted income per common share, as reported	$3.39	$3.65	$4.60	$5.41
Adjustments:
Non-recurring employment-related litigation per share	—	—	0.03	—
Retention awards per share(6)	0.07	—	0.16	—
Non-recurring stock compensation benefit per share	(0.04)	—	(0.13)	—
Non-recurring inventory write-off per share	—	—	0.29	—
Cost-optimization initiatives per share(7)	0.06	—	0.08	—
Non-recurring asset disposal per share	—	—	0.01	—
Adjusted diluted income per common share(8)	$3.48	$3.65	$5.04	$5.41

(5) Gross profit, a non-GAAP financial measure, is equal to our net sales less our cost of goods sold.
(6) Retention awards relate to the on-going expense recognition of cash and equity granted to certain individuals in fiscal 2024 during the CEO transition that will be earned and have vestings through fiscal 2026.
(7) Represents charges related to the cost-optimization of certain functions.
(8) Components may not add to total due to rounding.